APPENDIX C
                    CONSENT TO ACTION IN LIEU
              OF A MEETING OF THE SHAREHOLDERS
             OF APPLIED INTELLIGENCE GROUP, INC.

  The undersigned holders of a majority of the outstanding shares of common stock, $.001 par value per share (the
"Common Stock'), of Applied Intelligence Group, Inc., an
Oklahoma corporation, (the "Corporation"), do hereby adopt and consent to the adoption of the following resolutions, with the same force and effect as if such resolutions were proposed, seconded and adopted by the holders of a majority of the outstanding shares of Common Stock at a meeting of the Corporation's shareholders duly called and held on the date set forth below:

     WHEREAS, upon the recommendation of the Board of Directors of the Corporation, the below named holders of a majority of the issued and outstanding shares of Common
Stock deem it advisable to approve the following:

           (i) that certain Asset Acquisition Agreement between the Corporation and The Netplex Group, Inc.
     dated August 31, 1998, and as amended on September 8, 1998 (the "Asset Acquisition Agreement");

          (ii) amend the Corporation's Certificate of Incorporation to change the name of the Corporation to "THE viaLink COMPANY" as required to permit transfer and assignment of the name "Applied Intelligence Group" to The Netplex Group, Inc. in accordance with the Asset Acquisition Agreement;

          (iii) amend the Applied Intelligence Group, Inc. 1995 Stock Option Plan (the "1995 Plan") to (A) permit the grant of non-qualified stock options to all employees and nonemployee service provides of the Company and its subsidiaries, (B) permit option holders to exercise such stock options through the end of applicable option exercise period without requiring continued employment with the Company as a condition of exercise, and (C) increase the number of shares of common stock, $.001 par value per share of the Company (the "Common Stock") authorized and reserved for issuance under the 1995 Plan from 300,000 to 800,000 (the "1995 Plan Amendment"); and

          (iv) amend the Applied Intelligence Group, Inc. 1998 Non-Qualified Stock Option Plan (the "1998 Plan") to (A) permit the grant of options to all employees and nonemployee service provides of the Company and its subsidiaries, and (B) increase the number of shares of Common Stock authorized and reserved for issuance under the 1998 Plan from 150,000 to 800,000 (the "1998 Plan
     Amendment")

     NOW, THEREFORE, BE IT RESOLVED, that the Asset
Acquisition Agreement between the Corporation and Netplex,
Inc., dated August 31, 1998, as amended September 8, 1998, is hereby approved in all respects;

     RESOLVED FURTHER,  that Article I of the Certificate of
Incorporation of the Corporation be amended to change the name of the Corporation as follows:

                          ARTICLE I

                              Name
          The name of the corporation is
     "APPLIED INTELLIGENCE GROUP, INC.", and, as amended, the name of this Corporation has been changed to "THE viaLink COMPANY."




     RESOLVED FURTHER,  that the Applied Intelligence
Group, Inc. 1995 Stock Option Plan be amended as follows:

     The Applied Intelligence Group, Inc. 1995 Stock
Option Plan (the "Plan") is hereby amended as follows:

                         I.

  The first sentence of Section 1.1 of the Plan is hereby amended to read as follows:

          "The purpose of APPLIED INTELLIGENCE GROUP,
          INC. 1995 STOCK OPTION PLAN shall be to
          attract, retain and motivate management, directors, employees or professional non-employee service providers of Applied
          Intelligence Group, Inc. (the "Company") and subsidiaries and certain other individuals who have benefitted or could benefit the Company (collectively, the
          "Participants") by way of granting (i)
          nonqualified stock options ('Stock
          Options') and (ii) incentive stock options
          ('ISO Options')."

                         II.

  The first sentence of Section 1.4 of the Plan is hereby amended to read as follows:

          "Shares of stock ('Stock') covered by Stock
          Options and ISO Options shall consist of Eight Hundred Thousand (800,000) shares of the voting common stock, par value $.001, of the Company"

                        III.

  The first paragraph of Section 2.2 of the Plan is hereby amended to read as follows:

          "2.2  Grant and Terms for Stock Options.
          Stock Options shall be granted on the
          following terms and conditions. No Stock
          Option shall be exercisable more than ten
          (10) years from the date of grant. Subject to such limitation, the Committee shall have the discretion to fix the period
          ("Option Period") during which Stock
          Options may be exercised."

                         IV.

The first three sentences of Section 3.2 of the Plan are hereby amended to read as follows:

          "ISO Options may be granted only to
          management or other employees of the
          Company, its parent or any subsidiary of the Company. No ISO Options shall be granted to any person who is not eligible to receive 'incentive stock options' as provided in Section 422 of the Code. No
          ISO Options shall be granted to any
          management or other employee if,
          immediately before the grant of and ISO
          Option, such employee owns more than 10% of the total combined voting power of all classes of stock of the Company, its parent or its subsidiaries (as determined in accordance with the stock attribution rules contained in Section 422 and Section 424(d) of the Code)."

                         V.

 The Plan is hereby amended to delete the word "key" each place it appears in the Plan.

 Except as otherwise provided in this 1998 Amendment to Applied Intelligence Group, Inc. 1995 Stock Option
Plan ("Amendment"), the Plan is hereby ratified and confirmed in all respects. This Amendment shall be effective as of September 1, 1998.


     RESOLVED FURTHER,  that the Applied Intelligence
Group, Inc. 1998 Non-Qualified Stock Option Plan be amended as follows:

   The Applied Intelligence Group, Inc. 1998 Non-Qualified
Stock Option Plan (the"Plan") is hereby amended as follows:

                         I.

  The first sentence of Section 1.1 of the Plan is hereby amended to read as follows:

          "The purpose of the Plan shall be to
          attract, retain and motivate directors,
          executive officers, employees, independent contractors and consultants of the Company and its subsidiaries and certain other individuals who have benefitted or could benefit the Company ('Eligible Persons') by way of granting non-qualified stock options
          ('Stock Options') with stock appreciation rights attached ('Stock Option SARs')."

                         II.

  The first sentence of Section 1.4 of the Plan is hereby amended to read as follows:

          "Shares of stock ('Stock') covered by Stock
          Options and SARs shall consist of 800,000 shares of the Common Stock, $.001 par value, of the Company, subject to adjustment pursuant to Section 1.7 of the Plan, which may be either authorized and unissued shares or treasury shares, as determined in the sole discretion of the Board."

                        III.

 Section 2.1.1 of the Plan is hereby amended to read as follows:

          2.1.1  Grant and Terms for Stock Options.
          Stock Options and Stock Option SARs shall be granted by the Board on the following terms and conditions: No Stock Options and Stock Option SARs shall be exercisable more than 10 years after the date of grant.
          Subject to such limitation, the Board shall have the discretion to fix the period (the
          'Option Period') during which any Stock
          Option or Stock Option SAR may be exercised."

                   IV.

 Section 3.1.1 of the Plan is hereby amended to read as follows:

          "3.1.1  Grant and Terms for SARs.  The
          Board may grant SARs to Participants in
          connection with Stock Options granted under the Plan. SARs shall terminate at such time as the Board determines and shall be exercised only upon surrender of the related Stock Option and only to the extent that the related Stock Option (or the portion thereof as to which the SAR is exercisable) is exercised. The applicable
          SAR shall (i) terminate upon the
          termination of the underlying Stock Option,
          (ii) only be transferable at the same time and under the same conditions as the underlying Stock Option is transferable,
          (iii) only be exercised when the underlying
          Stock Option is exercised, and (iv) may be exercised only if there is a positive spread between the Option Price and the fair market value of the Stock for which the SAR is exercised."

     Except as otherwise provided in this 1998
Amendment to Applied Intelligence Group, Inc. 1998
Non-Qualified Stock Option Plan ("Amendment"), the
Plan is hereby ratified and confirmed in all respects. This Amendment shall be effective as of September 1, 1998.

 EXECUTED on the date set forth below, but effective as of the 1st day of September, 1998.

Date:  September 4, 1998

                                        ______________________
                                        Robert L. Barcum

Date:  September 4, 1998

                                        ______________________
                                        Robert N. Baker

Date:  September 4, 1998
                                        /S/ Robert L. Barcum
                                        ________________
                                        Robert L. Barcum, as
                                        proxy for and
                                        on behalf of Russell L.
                                        Reinhardt and
                                        David B. North